Exhibit 99.1

Moelis & Company Reports Record First Quarter 2021 Financial Results;

Declares Special Dividend of $2.00 per share in Addition to

Regular Quarterly Dividend of $0.55 Per Share

Record First Quarter Revenues

•	First quarter revenues of $263.9 million, up 72% from the same period of 2020
•	GAAP net income of $1.00 per share (diluted) for the first quarter of 2021; Adjusted net income of $1.02 per share (diluted) for the first quarter of 2021, including a $0.27 per share tax benefit
•	First quarter 2021 adjusted pre-tax margin of 29% versus 17% in the prior year period
•	Continued to execute on organic growth strategy:
―	Added ten Managing Directors year-to-date through internal development and key external hires; strong pipeline of 2021 Managing Director hires
―	Includes one recently announced Managing Director in the US to strengthen our coverage of companies in the retail, apparel and consumer sectors
•	Strong balance sheet with cash and short term investments of $227.7 million and no debt or goodwill
―	Declared $2.55 per share in dividends, comprised of a $2.00 per share special dividend in addition to the $0.55 per share regular quarterly dividend
―	During the first quarter, we repurchased 1.4 million shares of our common stock
―	Returned approximately $250 million through dividends[1] and share repurchases so far in 2021

NEW YORK, April 28, 2021 – Moelis & Company (NYSE: MC) today reported financial results for the first quarter ended March 31, 2021.  The Firm’s first quarter revenues of $263.9 million increased 72% over the prior year period and represented our second largest quarter of revenues ever.  The Firm reported first quarter 2021 GAAP net income of $75.8 million, or $1.00 per share (diluted).  On an Adjusted basis, the Firm reported net income of $76.2 million or $1.02 per share (diluted) for the first quarter of 2021, which compares with $31.3 million of net income or $0.45 per share (diluted) in the prior year period.  GAAP and Adjusted net income for the first quarter of 2021 include net tax benefits of $0.26 per share and $0.27 per share, respectively, related to the settlement of share based awards.

“Our record first quarter revenues reflect growth across all of our business and regions.  I believe that our franchise is stronger today than at any other point in our Firm’s history,” said Ken Moelis, Chairman and Chief Executive Officer.

“Our solid topline performance, ongoing expense discipline, and focus on profitable organic growth generates substantial shareholder returns, as evidenced by today’s announcement of a $2.00 per share special dividend in addition to our regular quarterly dividend of $0.55 per share.  Including today’s announcement, we will have returned over $430 million in capital over the last two quarters through dividends and share repurchases.”

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors.  Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 89%of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax.  The remaining 11% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state and local and foreign income taxes are incurred at the company level).  The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s first quarter operating result was taxed at our corporate effective tax rate.  We believe the Adjusted results, when presented together with comparable GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results.  A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

[1]	Includes dividends declared but not yet paid

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands except per share data)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Revenues	$263,866	$153,706	72%	$263,866	$153,706	72%
Income (loss) before income taxes	75,622	22,782	232%	75,622	25,667	195%
Provision (benefit) for income taxes	(176)	(7,344)	-98%	(537)	(5,585)	-90%
Net income (loss)	75,798	30,126	152%	76,159	31,252	144%

Net income (loss) attributable to noncontrolling interests	9,269	4,996	86%	-	-	N/M
Net income (loss) attributable to Moelis & Company	$66,529	$25,130	165%	$76,159	$31,252	144%
Diluted earnings (loss) per share	$1.00	$0.44	127%	$1.02	$0.45	127%

N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $263.9 million in the first quarter of 2021, as compared with $153.7 million in the prior year period, representing an increase of 72% and our second largest quarter of revenues on record.  This compares favorably with an 18% increase in the number of global completed M&A transactions in the same period2.  We experienced growth across all products during the quarter, primarily driven by a significant increase in the number of transaction completions, as compared with the prior year period.

We continued to execute on our strategy of organic growth.  Since our last earnings release, we announced the hiring of a Managing Director in the United States to provide financial and strategic advice to companies in the retail, apparel, and consumer sectors.  We have a robust pipeline of Managing Director hires for 2021 and we will continue to focus on finding the right talent who will excel on our platform.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

[2]	Source: Refinitiv F/K/A Thomson Financial as of April 5, 2021; includes all transactions greater than $100 million in value

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended March 31,
($ in thousands)	2021	2020	2021 vs. 2020 Variance	2021	2020	2021 vs. 2020 Variance

Expenses:
Compensation and benefits	$156,499	$95,120	65%	$156,474	$95,025	65%
% of revenues	59.3%	61.9%		59.3%	61.8%
Non-compensation expenses	$34,924	$34,144	2%	$34,924	$34,144	2%
% of revenues	13.2%	22.2%		13.2%	22.2%
Total operating expenses	$191,423	$129,264	48%	$191,398	$129,169	48%
% of revenues	72.5%	84.1%		72.5%	84.0%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP basis were $191.4 million for the first quarter of 2021.  On an Adjusted basis, operating expenses were $191.4 million for the first quarter of 2021 as compared with $129.2 million in the prior year period.  The increase in operating expenses for the first quarter of 2021 was driven by increased compensation and benefits expenses.

Compensation and benefits expenses on a GAAP basis were $156.5 million in the first quarter of 2021. Adjusted compensation and benefits expenses were $156.5 million in the first quarter of 2021 as compared with $95.0 million in the prior year. The increase in Adjusted compensation and benefits expenses in the current year period is primarily attributable to a larger bonus expense accrual in 2021, associated with meaningfully higher revenues earned as compared with the prior year period.

Non-compensation expenses on a GAAP and Adjusted basis were $34.9 million for the first quarter of 2021 as compared with $34.1 million for the prior year period.  Our non-compensation expense ratio decreased from 22% in the prior year to 13% in the current year.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 89% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax.  Income on the remaining 11% continues to be subject to New York City unincorporated business tax and certain foreign income taxes and is accounted for at the partner level through the non-controlling interests line item.  For Adjusted purposes, we have assumed that 100% of the Firm’s first quarter 2021 operating result was taxed at our corporate effective tax rate of 25.8%. Taking the corporate effective tax rate together with a tax benefit of approximately $20.0 million related to the delivery of equity-based compensation at a price above the grant price, resulted in a net tax benefit of $0.5 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of March 31, 2021, we held cash and liquid investments of $227.7 million and had no debt or goodwill on our balance sheet.

We remain committed to returning 100% of our excess capital to shareholders.

The Board of Directors of Moelis & Company declared a special dividend of $2.00 per share in addition to a regular quarterly dividend of $0.55 per share. The $2.55 per share will be paid on June 18, 2021 to common stockholders of record on May 10, 2021.  In addition, during the quarter ended March 31, 2021, we repurchased 1.4 million shares of our common stock for a total cost of $74.2 million.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Wednesday, April 28, 2021, accessible via telephone and the internet.  Ken Moelis, Chairman and Chief Executive Officer, and Joe Simon, Chief Financial Officer, will review our first quarter 2021 financial results.  Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-877-510-3938 (domestic) or 1-412-902-4137 (international) and referencing the Moelis & Company First Quarter 2021 Earnings Call.  Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-877-344-7529 (domestic) or 1-412-317-0088 (international); the conference number is 10153823.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors.  The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors.  Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters.  The Firm serves its clients from 22 geographic locations in North and South America, Europe, the Middle East, Asia and Australia.  For further information, please visit: www.moelis.com or follow us on Twitter @Moelis.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance.  You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words.  Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties.  Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements.  We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2020, subsequent reports filed on Form 10-Q and our other filings with the SEC.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release including those statements herein with respect to the negative effects of the COVID-19 pandemic.  The scale, scope and duration of the impact of the COVID-19 pandemic on our business, revenues and operating results is unpredictable and depends on many factors outside of our control.  Statements herein about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity may constitute forward-looking statements and are subject to the risk that the actual impact may differ, possibly materially, from what is currently estimated.  In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results.  The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

Adjusted results are a non-GAAP measure which better reflect management’s view of operating results.  We believe that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable GAAP measures, are useful to investors to understand the Firm’s operating results by adjusting the accounting impact of certain items and assuming all Class A partnership units have been exchanged into Class A common stock.  These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  A reconciliation of GAAP results to Adjusted results is presented in the Appendix.

Contacts

Investor Contact:	MediaContact:
Chett Mandel	Andrea Hurst
Moelis & Company	Moelis & Company
t: + 1 212 883 3536	t: + 1 212 883 3666
chett.mandel@moelis.com	m: +1 347 583 9705
andrea.hurst@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended March 31,
	2021	2020

Revenues	$263,866	$153,706

Expenses
Compensation and benefits	156,499	95,120
Occupancy	7,695	7,231
Professional fees	5,999	4,236
Communication, technology and information services	8,659	8,392
Travel and related expenses	1,610	7,944
Depreciation and amortization	1,449	1,199
Other expenses	9,512	5,142
Total Expenses	191,423	129,264

Operating income (loss)	72,443	24,442
Other income (expenses)	3,179	(1,660)
Income (loss) before income taxes	75,622	22,782
Provision (benefit) for income taxes	(176)	(7,344)
Net income (loss)	75,798	30,126

Net income (loss) attributable to noncontrolling interests	9,269	4,996
Net income (loss) attributable to Moelis & Company	$66,529	$25,130

Weighted-average shares of Class A common stock outstanding
Basic	60,932,966	52,666,457
Diluted	66,360,217	57,092,982
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.09	$0.48
Diluted	$1.00	$0.44

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended March 31, 2021
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$156,499	(25)	(a)	$156,474
Other income (expenses)	3,179	(25)	(a)	3,154

Income (loss) before income taxes	75,622	-		75,622
Provision for income taxes	(176)	(361)	(b)	(537)
Net income (loss)	75,798	361		76,159

Net income (loss) attributable to noncontrolling interests	9,269	(9,269)	(c)	-
Net income (loss) attributable to Moelis & Company	$66,529	$9,630		$76,159

Weighted-average shares of Class A common stock outstanding
Basic	60,932,966	8,265,067	(c)	69,198,033
Diluted	66,360,217	8,265,067	(c)	74,625,284
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.09			$1.10
Diluted	$1.00			$1.02

(a)	Reflects a de minimis reclassification of other income to compensation and benefits expense associated with the forfeiture of fully-vested awards from the enforcement of non-compete provisions.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $20.0 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 25.8%.

(c)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

A-1

	Three Months Ended March 31, 2020
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)

Compensation and benefits	$95,120	(95)	(a)	$95,025
Other income (expenses)	(1,660)	2,790	(a)(b)	1,130

Income (loss) before income taxes	22,782	2,885		25,667
Provision for income taxes	(7,344)	1,759	(b)(c)	(5,585)
Net income (loss)	30,126	1,126		31,252

Net income (loss) attributable to noncontrolling interests	4,996	(4,996)	(d)	-
Net income (loss) attributable to Moelis & Company	$25,130	$6,122		$31,252

Weighted-average shares of Class A common stock outstanding
Basic	52,666,457	12,958,022	(d)	65,624,479
Diluted	57,092,982	12,958,022	(d)	70,051,004
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.48			$0.48
Diluted	$0.44			$0.45

(a)	Reflects a reclassification of $0.1 million of other income to compensation and benefits expense associated with the forfeiture of fully-vested awards from enforcement of non-compete provisions.
(b)	TRA liability adjustments are made to other income (expenses) for GAAP purposes. These adjustments are reclassified to provision for income taxes to reflect the net economic impact in the tax line.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $9.1 million and a $2.9 million benefit from the tax relief provisions under the CARES Act; excluding such discrete benefits, our effective tax rate for the period presented would have been 25.2%.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

A-2